FOR IMMEDIATE RELEASE

Contacts: Maureen Locus, Media Relations Chris Bremer, Investor Relations

(800) 775-7290 (972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (May 29, 2014) -The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.24 per share on the common stock of the company payable on June 26, 2014 to shareholders of record as of June 13, 2014.

Brinker International, Inc. is one of the world's leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, Brinker currently owns, operates, or franchises 1,608 restaurants under the names Chili's® Grill & Bar (1,563 restaurants) and Maggiano's Little Italy® (45 restaurants).

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